Global Digital Solutions, Inc. Files Additional Claims for Legal Fees and Associated Litigation Expenses

Filing Claim is for $2,887,937

WEST PALM BEACH, FL / ACCESSWIRE / February 23, 2021 / Global Digital Solutions Inc. (GDSI), (OTCPINK:GDSI), a company that is positioning itself as a leader in Automotive and Aviation Technology Solutions, announced today that it has filed, pursuant to this Court's entry of Final Judgment (DE 276), for an award of attorneys' fees in the amount of $2,511,797.00, nontaxable expenses related to attorneys' fees in the amount of $341,221.00, taxable costs in the amount of $34,919.00 and such other and further relief as the Court deems just and proper.

This filing will bring the specific performance portion of damages to approximately $195,000,000. It should be noted that with the court's order, GDSI is the owner of record of Rontan Metalurgica, including the plant, equipment and associated acreage.

William Delgado, CEO and Chairman of GDSI said, "We are pleased with this filing. The original valuation of the plant was in the approximate range of $134M USD. With the significant growth seen in the market for EV and alternative fuel vehicles, as well as increased manufacturing requirements, the Company believes that the plant is significantly undervalued from the original valuation and purchase price. As noted earlier, the Company is exploring Joint Venture opportunities within the EV and alternative fueled vehicles sector. We expect a win-win proposition for all parties involved."

About Global Digital Solutions, Inc.

Global Digital Solutions, Inc. (OTCPINK:GDSI), a company that is positioning itself as a leader in Automotive and Aviation Technology Solutions, continues to enhance shareholder value in these areas. We currently operate an Aviation Technology group focused on low visibility and airspace congestion safety. The Company expects to add significantly through acquisitions and partnerships additional capabilities in EV and Automotive AI technologies.. For more information about GDSI, visit http://www.gdsi.co

Forward Looking Statements

This press release contains "forward-looking statements." The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements include statements regarding moving forward with executing the Company's global growth strategy. The statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict. The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise, except as required by law. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Important factors that could cause such differences include, but are not limited to the Risk Factors and other information set forth in the Company's Annual Report on Form 10-Q filed on September 30, 2020, and in our other filings with the U.S. Securities and Exchange Commission.

Contact:

Richard Brown

nesscapconsult@gmail.com

SOURCE: Global Digital Solutions Inc.